UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

ACTINIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52446	88-0378336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Fifth Avenue, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 459-4201

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 23, 2013, Actinium Pharmaceuticals, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting). Of the 23,656,597 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 18,828,270 shares, or 79.6% of the eligible common stock, were present either in person or by proxy.  The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for the term described below for each director or until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes	Abstained

Kaushik J. Dave (Class III, 36 month term)	18,828,270	0	431,223	0
David Nicholson (Class I, 12 month term)	18,828,270	0	431,223	0
Sandesh Seth (Class II, 30 month term)	18,828,270	0	431,223	0
Richard Steinhart (Class I, 12 month term)	18,828,270	0	431,223	0
Sergio Traversa (Class II, 30 month term)	18,828,270	0	431,233	0

Proposal 2: The Amended and Restated Actinium Pharmaceutical, Inc. 2013 Stock Plan (the “Stock Plan”) was approved. A summary of the Stock Plan is set forth under the heading “PROPOSAL NO. 2 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on November  26, 2013 (the “2013 Proxy Statement”) and is incorporated herein by reference. The summary of the Stock Plan is qualified in its entirety by reference to the full text of the Stock Plan, which was included as Appendix A to the 2013 Proxy Statement and is also incorporated herein by reference.

For:	18,481,160
Against:	270,849
Abstained:	76,261
Broker Non-Votes:	431,223

Proposal 3: The Amended and Restated Actinium Pharmaceutical, Inc. 2013 Equity Incentive Plan (the “Incentive Plan”) was approved. A summary of the Incentive Plan is set forth under the heading “PROPOSAL NO. 3 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2013 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN” in the Company’s 2013 Proxy Statement and is incorporated herein by reference. The summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which was included as Appendix B to the 2013 Proxy Statement and is also incorporated herein by reference.

For:	18,709,943
Against:	42,066
Abstained:	76,261
Broker Non-Votes:	431,223

Proposal 4: An amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to increase the total number of shares the corporation is authorized to issue to 200 million of common stock and 50 million preferred shares was approved. A summary of the Charter Amendment is set forth under the heading “PROPOSAL NO. 4 — TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE TO 250,000,000 SHARES, OF WHICH 200,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, AND 50,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $0.001 PER SHARE, SHALL BE AUTHORIZED” in the Company’s 2013 Proxy Statement and is incorporated herein by reference. The summary of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, which was included as Appendix C to the 2013 Proxy Statement and is also incorporated herein by reference.

For:	18,208,421
Against:	484,548
Abstained:	88,369
Broker Non-Votes:	431,223

Proposal 5: An amendment to the Company’s Certificate of Incorporation (the “Second Charter Amendment”) to update the classified board provision was approved. A summary of the Second Charter Amendment is set forth under the heading “PROPOSAL NO. 5 — TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO UPDATE THE STAGGERED BOARD PROVISIONS OF OUR CHARTER.” in the Company’s 2013 Proxy Statement and is incorporated herein by reference. The summary of the Second Charter Amendment is qualified in its entirety by reference to the full text of the Second Charter Amendment, which was included as Appendix C to the 2013 Proxy Statement and is also incorporated herein by reference.

For:	18,704,977
Against:	100
Abstained:	76,261
Broker Non-Votes:	431,223

Proposal 6: A non-binding resolution regarding named executive officer compensation was approved.

For:	17,719,840
Against:	184,777
Abstained:	294,230
Broker Non-Votes:	431,223

Proposal 7: To cast an advisory vote on the frequency of future executive compensation advisory votes.

1 year:	399,643
2 years:	225,915
3 years	17,536,548
Abstained:	515,558
Broker Non-Votes:	431,223

With respect to proposal 7, the non-binding advisory vote on the frequency of future executive compensation advisory votes, approximately 97.6% of the votes cast voted in favor of holding the advisory vote every 3 years.  In light of such vote, the Board has determined that the Company will include a shareholder advisory vote on the compensation of executive officers in its proxy materials every 3 years from the 2013 Annual Shareholders meeting.

Proposal 8: GBH CPAs, PC was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013.

For:	18,529,316
Against:	0
Abstained:	209,459

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2013	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
Name: Kaushik J. Dave Title: President and Chief Executive Officer